CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of November __, 2007 by and between DK True Energy Development Ltd., a Cyprus company whose address is Akropoleos, 44-46, 1st Floor, Flat/Office 101, P.C. 2012, Nicosia, Cyprus, and RTP Secure Energy Corp., a Delaware corporation whose address is 400 West 9th Street, Wilmington DE 19801 (collectively, the “Consultant”), and United Heritage Corporation, a Utah corporation whose address is 1310 West Wall, Suite A, Midland, Texas 79701 (the “Company”), in reference to the following:

RECITALS

WHEREAS, the Company, the Consultant and other parties who constitute “Purchasers” have each entered into a Securities Purchase Agreement with the Company on or about the date of this Agreement; and

WHEREAS, the Company is required to enter into this Agreement as a condition precedent to closing the transactions contemplated by the Securities Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1. Term. The Company retains the Consultant and the Consultant accepts this appointment with the Company for a period of one year, beginning on the date hereof and ending on November __, 2008 (the “Term”).

2. Duties of Consultant. The Consultant agrees to perform the consulting services set forth on Exhibit “A” to this Agreement and made a part of it (the “Services”). The Consultant will determine the method, details and means of performing the Services. The Consultant may, at the Consultant’s own expense, use employees or other subcontractors to assist the Consultant with the performance of the Services.

3. Compensation.

3.1 Common Stock Warrants. The Company shall issue to the Consultant, as compensation for the Services, Warrants, each in the form attached hereto as Exhibit “B”, to purchase up to an aggregate of nine million shares of common stock of the Company at an exercise price of $1.05 per share, as allocated on Exhibit “C” attached hereto (collectively, the “Warrants”). The Consultant understands and agrees that the Warrants are subject to the vesting conditions set forth therein, including, without limitation, a condition that each such warrant must be approved by the stockholders of the Company in accordance with applicable federal securities laws and regulations and the rules and regulations of any national stock exchange or inter-dealer quotation system on which the Company’s securities are traded.

3.2 Investor Representations.

(i) Investment. The Warrants to be acquired by the Consultant will be acquired for investment for the Consultant’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof.

(ii) Accredited Investor. The Consultant is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Consultant is able to bear the economic risk of the Consultant’s investment in the Warrants pursuant to the terms thereof, including a complete loss of the Consultant’s investment therein.

(iii) Restricted Securities. The Consultant understands that the Warrants, and the shares issuable upon exercise thereof, may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended, or an exemption therefrom.

(iv) Legend. Each certificate evidencing the Warrants shall be endorsed with the legend substantially in the form set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION THEREFROM IS AVAILABLE.”

4. Nondisclosure.

4.1 Access to Confidential Information. The Consultant agrees that during the Term the Consultant will have access to and become acquainted with confidential proprietary information which is owned by the Company and is regularly used in the operation of the Company’s business (“Confidential Information”). The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company.

4.3 Confidential Information. “Confidential Information” shall not include, however, information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant or its representatives in violation of this Agreement; (ii) was known to the Consultant on a non-confidential basis prior to its disclosure by the Company or its representatives; (iii) becomes available to the Consultant on a non-confidential basis from a person other than the Company or its representatives who is not known to the Consultant to be otherwise bound by a confidentiality agreement with the Company or any of its representatives, or is otherwise not known to the Consultant to be under an obligation to the Company or any of its representatives not to transmit the information to the Consultant; or (iv) was independently developed by the Consultant without reference to or use of information provided to the Consultant by or on behalf of the Company.

4.4 No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include its employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition.

4.5 Further Acts. The Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of the Company and without further compensation, but at no expense to the Consultant, the Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s inventions, and copyright registrations on the Company’s inventions.

4.6 Obligations Survive Agreement. The Consultant’s obligations under this Section 4 shall survive the expiration or termination of this Agreement for a period of five (5) years.

5. Termination.

5.1 Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party shall provide written notice thereof to the other party, and such other party shall have a reasonable period of time of not less than 30 days to cure such default. In the event that such default or material breach is not timely cured, the non-breaching party may terminate this Agreement by giving written notification to the breaching party at the end of such cure period. Termination shall be effective immediately on receipt of said termination notice. For purposes of this section, material breaches of this Agreement shall be limited to, (i) the failure by the Company to pay the compensation set forth in Section 3 above and fulfill its obligations under the Warrants; (ii) the willful breach or habitual neglect by a party of the duties that said party is required to perform under the terms of this Agreement; (iii) the Consultant’s commission of acts of dishonesty, fraud, or material misrepresentation; (iv) the failure by the Consultant or the Company to conform to all laws and regulations governing the its duties as specifically set forth under this Agreement; or (v) failure of the stockholders to approve of the warrants issued to the Consultant as described in Section 3.

5.2 Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company, at its request and expense, all Confidential Information (including, but not limited to, electronic files, records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company, including the work product of the Consultant created pursuant to this Agreement), except that the Consultant may retain a copy in its legal files.

6. Status of Consultant. The Consultant understands and agrees that the Consultant’s employees are not employees of the Company and that the Consultant’s employees shall not be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, or an automobile. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the Services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this section.

7. Representations and Indemnifications.

7.1 Consultant. The Consultant represents that the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company. The Consultant shall indemnify, defend, and hold harmless the Company, and the Company’s officers, directors, affiliates, representatives and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from, or are related to any breach or failure of the Consultant to perform any of its representations, warranties and agreements contained in this Agreement.

7.2 Company. The Company shall indemnify, defend, and hold harmless the Consultant, and the Consultant’s officers, directors, affiliates, representatives and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Consultant may incur or suffer and that arise, result from, or are related to (a) the performance of its obligations under this Agreement, except to the extent arising from the gross negligence or willful malfeasance of the Consultant, or (b) any breach or failure of the Company to perform any of its representations, warranties and agreements contained in this Agreement.

7.3 Survival. The provisions contained in this Section 7 shall survive the termination of this Agreement and remain operative and in full force and effect until the applicable statute of limitations.

8. Business Expenses. The Company shall reimburse the Consultant for reasonable business expenses incurred by the Consultant, provided that the Consultant submits verification of the nature and amount of said expenses in accordance with the reimbursement policies from time to time reasonably adopted by the Company. Reimbursements shall be made within twenty days of the Consultant’s providing verification thereof. Notwithstanding the foregoing, the Company shall have the right to pre-approve, for each month of the Term, each individual expense exceeding $1,000 and aggregate expenses exceeding $5,000. The Company’s obligations with respect to expenses incurred during the term of this Agreement shall survive the termination of this Agreement.

9. Notices.  Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by facsimile transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

A copy of any notice to the Consultant shall be given as follows at the same time as it is given to the Consultant:

Raymond T. Pirraglia
Attorney at Law
74 Narrows Road South
Staten Island, New York 10305
Facsimile: (718) 273-5950

A copy of any notice to the Company shall be given as follows at the same time as it is given to the Company:

Kevin Friedmann, Esq.
Richardson & Patel, LLP
405 Lexington Avenue, 26th Floor
New York, NY 10174
Facsimile: (212) 907-6687

10. Choice of Law and Venue. This Agreement shall be governed according to the laws of the state of Delaware. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the City of New York, New York, Borough of Manhattan.

11. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

12. Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

13. Arbitration. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before the American Arbitration Association (the “AAA”) located in the City of New York, New York, Borough of Manhattan, according to the rules and practices of the AAA from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply Delaware law in rendering a decision. The decision of the arbitrator within the scope of the submission will be final and binding on the parties, and any right to judicial action on any matter subject to resolution by arbitration hereunder hereby is waived unless otherwise required by applicable law, except suit to enforce an award by the arbitrator or in the event resolution by an arbitrator is not available for any reason. The losing party (as determined by the arbitrator) shall pay the arbitrator’s fees and charges; however, each party shall bear such party’s own costs and expenses with respect to the arbitration of any controversy, dispute, or claim under this Section 13, including any legal fees or expenses.

14. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

15. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

16. No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign. The Consultant’s rights and benefits under this Agreement are personal to the Consultant and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer except as provided in Section 2. The Company may assign its rights and delegate its obligations under this Agreement to any successor in interest of the Company.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.

18. Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or email of a “pdf.” file, such facsimile or “pdf.” document shall for all purposes be treated as if manually signed by the party whose facsimile or “pdf.” signature appears.

WHEREFORE, the parties have executed this Agreement on the date first written above.

“CONSULTANT” DK True Energy Development Ltd.

By:
Name: David Kahn
Title: Director

RTP Secure Energy Corp.

By:
Name: Raymond T. Pirraglia
Title: President

“COMPANY” United Heritage Corporation

By:
Name:
Title:

EXHIBIT “A”

DUTIES OF CONSULTANT

(1) The Consultant agrees to provide consulting services, including but not limited to reservoir analysis, geological and engineering expertise, as required and reasonably requested from time to time by the Company, to assist the Company with respect to: (i) reviewing technical data and providing advice regarding the development of the Company’s Wardlaw field; (ii) identifying and introducing the Company to management candidates, including prospective members of the Company’s Board of Directors and officers; (iii) interacting with potential investors in the Company; (iv) assisting and advising the Company with respect to developing a pilot program for production of the Wardlaw field; (v) assisting and advising the Company with respect to producing a full development plan for the full production of the Wardlaw field; and (vi) other related matters.

(2) The parties understand agree that the Consultant’s responsibilities and role with respect to the services described in (1) above are that of providing general information and initial introductions, and additional assistance and cooperation as may be requested by the Company; and that in no manner or respect is the Consultant a broker, dealer or an expert nor shall the Consultant have responsibility for matters related to the viability of any transaction, or the tax, financial or legal consequences thereof; and, in that regard, the Company is responsible for obtaining its own counsel and other advisers with respect to such matters.

(3) The parties understand and agree that all services performed by DK True Energy Development Ltd. hereunder shall be performed outside of the United States.

EXHIBIT “B”

FORM OF WARRANT

EXHIBIT “C”

ALLOCATION OF WARRANTS

DK True Energy Development Ltd.	5,250,000 shares
RTP Secure Energy Corp.	3,750,000 shares